PRESS RELEASE

Contact: Symmetry Medical Inc. Fred L. Hite Senior Vice President Chief Financial Officer (574) 371-2218	Investors: The Ruth Group Zack Kubow (646) 536-7020 zkubow@theruthgroup.com

Symmetry Medical Announces Proposed Sale of OEM Solutions Business and Separation and Spin-Off of Symmetry Surgical Business

Symmetry Surgical to Become a New Standalone Public Company

Warsaw, Indiana, August 4, 2014 – Symmetry Medical Inc. (NYSE: SMA), a leading global source of innovative medical device solutions, including surgical instruments, orthopedic implants, and sterilization cases and trays, announced today that it has entered a definitive agreement to sell its OEM Solutions business to Tecomet and concurrently transfer to Symmetry Medical, Inc.’s shareholders ownership in a new company holding its Symmetry Surgical business. Tecomet, which is owned by Genstar Capital, is a contract manufacturing, engineering and metal fabrication technology company based in Wilmington, Massachusetts.

Under terms of the agreement, Symmetry Medical will transfer its Symmetry Surgical business to its shareholders, immediately followed by the acquisition of the remaining OEM Solutions business by Tecomet for $450 million in cash, or $7.50 per share after fees and elimination of outstanding debt. Symmetry Surgical will become a newly traded public company, with Symmetry Medical shareholders of record receiving one share in the public company for every four shares of Symmetry Medical stock.

Thomas J. Sullivan, President and Chief Executive Officer of Symmetry Medical, stated, “We are excited to reach this agreement with Tecomet, which will recognize the value of the OEM Solutions business and enhance the growth potential of Symmetry Surgical. It also provides liquidity for our shareholders along with the upside potential of Symmetry Surgical as a well-positioned, standalone company focused on the large global market for surgical instruments.”

Strategic Rationale

•	Recent transactions imply a risk of consolidation in OEM Solutions competitive market, increasing the need for Symmetry Medical to explore acquisitions - both in Orthopedic implants and adjacent medical device categories - to maintain a leadership position
•	OEM Solutions customer consolidation could result in customer conflicts with Symmetry Surgical as a re-usable general surgical instrument company
•	Increasing interest in orthopedics and recent activity in the contract manufacturing sector
•	The OEM Solutions business would no longer be at a competitive disadvantage due to the fact that Symmetry Medical is the only public, substantially orthopedic OEM supplier in an industry with high customer concentration

•	Symmetry Surgical would be able to pursue a broader surgical instrument market to optimize our sales channels and cost structure without the financial limitations associated with our current capital structure or potential conflicts with OEM customers
•	The performance of the new independent public company will no longer be impacted by the volatility associated with capital spending by OEM customers
•	Tax efficient spin-off will not create a tax liability at the corporate level

Mr. Sullivan added, “The proposed transaction has significant benefits for Symmetry Medical’s OEM Solutions customers and Symmetry Surgical customers. The merger with Tecomet will create an OEM business that can provide better service based on broader and more comprehensive capabilities. As a standalone company, Symmetry Surgical will be uniquely attentive to the needs of its customers across the breadth of the surgical instrument market with a distinct clinical and health economic focus without the distraction of implant or other more regulatory demanding product lines.”

Transaction Details

The Boards of Directors of both Symmetry Medical and Tecomet have approved the transaction. Symmetry Medical anticipates that the transaction will be in the form of a transfer to Symmetry Medical’s shareholders of publicly traded stock in the new standalone Symmetry Surgical business that will not result in any corporate level tax to Symmetry Medical. Symmetry Medical currently expects that the transaction will be completed by the end of 2014.

Completion of the transaction is subject to certain conditions, including, among others, receipt of regulatory approvals, registration and listing of Symmetry Surgical’s common stock, and final approval by the Company's shareholders.

There can be no assurance regarding the ultimate timing of the proposed transaction or that the transaction will be completed. Symmetry Medical does not intend to provide regular updates on its progress regarding this transaction, but will announce completion of the transaction and will make such other disclosures as required by applicable law.

Stifel is acting as exclusive financial advisor to Symmetry Medical and Ropes & Gray LLP is serving as Symmetry Medical’s legal counsel.

Conference Call, Webcast and Presentation Slides

Symmetry Medical will discuss the definitive agreement to sell its OEM Solutions business and separate its Symmetry Surgical business along with second quarter 2014 financial results. The conference call is scheduled for today, August 4, 2014 at 8:00 am ET.

A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.symmetrymedical.com. Accompanying presentation slides will also be posted on the investor relations page before the conference call begins. The dial-in numbers are (800) 708-4540 for domestic callers and (847) 619-6397 for international. The reservation number for both is 37838715 (please reference “Zack Kubow” as host and “Symmetry Medical” as the Company). After the live webcast, the call will remain available on Symmetry Medical’s website through November 4, 2014. In addition, a telephonic replay of the call will be available until September 3, 2014. The replay numbers are (888) 843-7419 for domestic callers and (630) 652-3042 for international callers. Please use reservation code 3783 8715#.

About Symmetry Medical Inc.

Symmetry Medical Inc. is a leading global source of innovative medical device solutions, including surgical instruments, orthopedic implants, and sterilization cases and trays. The Company’s thousands of Teammates provide design, development and worldwide production capabilities for these products to customers in the orthopedic industry, other medical device markets, and specialized non-healthcare markets. Symmetry’s trusted reputation and brands, broad Intellectual Property portfolio and commitment to innovation enable it to collaborate with hundreds of global medical device manufacturers as well as thousands of hospitals to provide solutions for today’s needs and tomorrow’s growth.

Forward Looking Statements

Statements in this press release regarding Symmetry Medical Inc.'s business and the planned separation of the Symmetry Surgical business, which are not historical facts may be "forward-looking statements" that involve risks and uncertainties, within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as "may," "might," "will," "should," "expect," "believe," "anticipate," "plan," "estimate," "intend," and similar words indicating possible future expectations, events or actions. Such predictive statements are not guarantees of future performance, and actual outcomes and results could differ materially from our current expectations. We refer you to the "Risk Factors" and "Forward Looking-Statements" sections in Symmetry Medical Inc.’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission as well as the Company's other filings with the SEC, which are available on the SEC's Web site at www.sec.gov. In addition to the risks discussed in those filings, the separation of the Symmetry Surgical business into an independent company could present additional risks that could cause actual results to differ materially from those in the forward-looking statements, including the risk of disruption to the management and operations of the Symmetry Surgical business, the risk that the Symmetry Surgical business will be unsuccessful in finding, executing, integrating and managing acquisition opportunities, the risks associated with Symmetry Surgical being required to negotiate and maintain arms-length supply arrangements with the Symmetry Medical Inc. OEM business after the OEM business has been divested, the risk of increased costs and expenses associated by the reduced scale of the Symmetry Surgical business compared to Symmetry Medical Inc.’s current OEM/Symmetry Surgical integrated platform, and the risk that the stand-alone Symmetry Surgical business will not enjoy the benefits of business diversification afforded by Symmetry Medical Inc.’s current integrated OEM/Symmetry Surgical platform.

Additional Information and Where To Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed merger transaction between Symmetry Medical, Inc. and Tecomet Inc. will be submitted to the stockholders of Symmetry Medical, inc. for their consideration. Symmetry Medical, Inc. expects to file a preliminary proxy statement with the SEC and a definitive proxy statement on Schedule 14A, and Symmetry Medical, Inc. and Symmetry Surgical plan to file other documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF SYMMETRY MEDICAL, INC. ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC (INCLUDING THE DEFINITIVE PROXY STATEMENT) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the preliminary proxy statement and other documents containing important information about Symmetry Medical, Inc., Symmetry Surgical and Tecomet (including the definitive proxy statement), once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Symmetry Medical, Inc. and Symmetry Surgical, when and if available, can be obtained free of charge on Symmetry Medical’s website at www.symmetrymedical.com or by directing a written request to Symmetry Medical, Inc., 3724 North State Road 15, Warsaw, Indiana 46582, Attention: Investor Relations.

Symmetry Medical, Inc. and certain of its directors, executive officers and certain members of management may be deemed to be participants in the solicitation of proxies from the stockholders of Symmetry Medical, Inc. in connection with the proposed transaction. Information about the directors and executive officers of Symmetry Medical, Inc. is set forth in its Annual Report on Form 10-K, which was filed with the SEC on March 10, 2014 and the definitive proxy statement filed with the SEC on March 14, 2014. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation may also be included in the definitive proxy statement and other relevant materials when and if filed with the SEC in connection with the proposed transaction.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction in connection with the merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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